Exhibit 10.7

EXECUTION VERSION

SIXTH AMENDMENT TO FIFTH AMENDED AND RESTATED MORTGAGE WAREHOUSING AND SECURITY AGREEMENT

THIS SIXTH AMENDMENT TO FIFTH AMENDED AND RESTATED MORTGAGE WAREHOUSING AND SECURITY AGREEMENT (this “Amendment”) dated as of September 5, 2013, by and among BANK OF AMERICA, N.A., as Credit Agent  (the “Credit Agent”), ACRE CAPITAL LLC (f/k/a EF&A FUNDING, L.L.C. d/b/a ALLIANT CAPITAL, LLC) (the “Borrower”), and the LENDER party to this Amendment (the “Lender”).

WITNESSETH:

WHEREAS, the Credit Agent, the Lender and the Borrower are parties to that certain Fifth Amended and Restated Mortgage Warehousing and Security Agreement, dated as of April 16, 2010 (as amended to date, the “Loan Agreement”);

WHEREAS, in connection with the consummation of the transactions contemplated by that certain Purchase and Sale Agreement, dated as of May 14, 2013 (the “Purchase Agreement”), by and among Alliant, Inc., The Alliant Company, LLC (each, a “Seller” and, collectively, the “Sellers”) and Ares Commercial Real Estate Corporation (the “ACRE”), (i) the Sellers have, among other things, transferred all of the limited liability company interests of the Borrower to ACRE Capital Holdings LLC, a Delaware limited liability company, and a direct wholly owned subsidiary of ACRE (“ACRE Holdings”) (the “Transaction”), and (ii) the name of the Borrower was changed to ACRE Capital LLC; and

WHEREAS, the Borrower has requested that the Credit Agent and the Lender consent to the Transaction and agree to further amend the Loan Agreement, on and subject to, the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Credit Agent and the Lender agree as follows:

1.                                      Defined Terms.  Capitalized terms used, but not defined, in this Amendment shall have the meanings provided therefor in the Loan Agreement.

2.                                      Amendment to Loan Agreement.  As of the Effective Date (as hereafter defined), the Loan Agreement is hereby amended as follows:

(a)                       Section 6.1(ix) is hereby amended and restated in its entirety to read as follows:

“(ix)                        A Change of Control or Management shall have occurred.

As used herein:

“ACRE” means Ares Commercial Real Estate Corporation, a Maryland corporation.

“ACRE Change of Control” means  any single event, transaction, or occurrence, or series of related  events, transactions, or occurrences, as a result of which (a) any “person” (as such term is defined in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), is or becomes a beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of ACRE, representing thirty-five percent (35%) or more of the outstanding voting common stock of ACRE; or (b) during any period of twelve consecutive calendar months, individuals who at the beginning of such period constituted the board of directors of ACRE (together with any new or replacement directors whose election by the board of directors of ACRE, or whose nomination for election, was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors of ACRE then in office.

“ACRE Closing Date” means August 30, 2013.

“Change of Control or Management” means that, at any time following the ACRE Closing Date, either (a) ACRE ceases to directly or indirectly through one or more intermediaries, Control the Company, or (b) ACRE ceases to directly or indirectly through one or more intermediaries own greater than 50% of the ownership and economic interests of the Company, or (c) an ACRE Change of Control has occurred.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the Company, whether through the ownership of equity interests, by contract, or otherwise.”

(b)                       The Loan Agreement is hereby amended in its entirety to replace each instance of the phrase “EF&A Funding, L.L.C.” with the phrase “ACRE Capital LLC”.

(c)                        Section 7.3 is hereby amended by deleting the address for notices for the Company set forth therein and replacing it as follows:

“The Company:

ACRE Capital LLC

25650 West Eleven Mile Road, Suite 300

Southfield, Michigan 48034

Attn: Kelley Prevete

Fax: 248-746-5763

with a copy to:

Ares Commercial Real Estate Management LLC

One North Wacker Drive, 48th Floor

Chicago, Illinois 60606

Attn: Legal Department

Fax: (312) 324-5901”

(d)                       Exhibits G and K of the Loan Agreement are hereby amended and restated in their entirety with Exhibits G and K attached hereto and made a part hereof.

(e)                        Schedule 1 of the Loan Agreement is hereby amended and restated in its entirety with Schedule 1 attached hereto and made a part hereof.

3.                                      Consent and Waiver.  The Credit Agent and the Lender hereby agree as follows:

(a)                       Notwithstanding Section 4.11 or any other term or provision of the Loan Agreement or the other Loan Documents, the Credit Agent and the Lender hereby consent to the Transaction, including, without limitation (i) the Sellers’ transfer of all of the limited liability company interests of the Borrower to ACRE Holdings and the other transactions contemplated by the Purchase Agreement, and (ii) the change of Borrower’s true legal name following the closing of the Transaction to ACRE Capital LLC.

(b)                       The Credit Agent and the Lender each hereby waive any Event of Default arising from the Transaction or any of the other transactions contemplated by the Purchase Agreement arising as a result of the Transaction pursuant to Section 6.1(ix) of the Loan Agreement as in effect immediately prior to this Amendment.

(c)                        The waivers and consents granted hereby do not include any transaction, matter, act, omission, or occurrence which is not specifically set forth in, or specifically contemplated by, the Purchase Agreement, including, without limitation, (i) any amendment to the Borrower’s articles of organization, operating agreement, or other governing document which is not reflected in the certificate to be delivered pursuant to Section 4(a)(ii) of this Amendment, and (ii) the incurrence of any Indebtedness not specifically permitted pursuant to applicable provisions of the Loan Agreement.

4.                                      Conditions Precedent.  The effectiveness of this Amendment and the consents and waivers set forth in Section 3 are expressly conditioned on the satisfaction of, or written waiver by the Credit Agent of, the following conditions and any other conditions set forth in this Amendment by no later than 3:00 p.m., (Chicago time) on October 15, 2013 (with the date, if it occurs, as of which all of such conditions have been satisfied or waived being referred to herein as the “Effective Date”):

(a)                       The Credit Agent shall have received the following:

(i)             This Amendment, duly executed by all parties hereto.

(ii)          A certificate of an authorized person of the Borrower as to (x) any amendments to the Borrower’s articles of organization or operating agreement since June 28, 2013, and (y) the authority and incumbency of the person executing and delivering this Amendment.

(iii)       (x) A certificate of an authorized person of ACRE Holdings as to its certificate of formation and limited liability company agreement, and (y) a certificate of legal existence and good standing with respect to ACRE Holdings issue by the Secretary of State of Delaware dated no more than thirty (30) days prior to the Effective Date.

(iv)      Copies of the respective approvals of the Transaction by Fannie Mae, Ginnie Mae, and HUD/FHA, and evidence reasonably satisfactory to the Credit Agent of the satisfaction or waiver of any conditions to such approvals.

5.                                      Acknowledgements by Borrower.  The Borrower acknowledges, confirms, represents and warrants and agrees that:

(a)                       The closing of the Transaction and the other transactions contemplated by the Purchase Agreement has occurred substantially in accordance with the material terms of the Purchase Agreement.

(b)                       This Amendment is a Loan Document.

(c)                        Except as provided in this Amendment, the terms and conditions of the Loan Agreement and the other Loan Documents remain in full force, Borrower hereby (x) as of the date hereof and as of the Effective Date, ratifies, confirms and reaffirms all and singular of the terms and conditions of the Loan Agreement and the other Loan Documents applicable to the Borrower, and (y) represents and warrants that:

(i)             attached hereto as Exhibit A is a true, correct and complete copy of the Purchase Agreement.

(ii)          no Default or Event of Default exists on the date hereof or will exist on the Effective Date.

(iii)       the representations and warranties made by the Borrower in the Loan Agreement and the other Loan Documents are as of the date hereof and, as amended by this Amendment, will be as of the Effective Date, true and correct in all material respects, except as to matters which speak to a specific date and changes in the ordinary course to the extent permitted and contemplated by the Loan Agreement.

(iv)      the Borrower has the power and authority and legal right to execute, deliver and perform this Amendment, and has taken all necessary action to authorize the execution, delivery, and performance of this Amendment, and the person executing and delivering this Amendment on behalf of the Borrower is duly authorized to do so.

(v)         this Amendment has been duly executed and delivered on behalf of the Borrower and constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, subject to the effect of applicable bankruptcy and other similar laws affecting the rights of creditors generally and the effect of equitable principles whether applied in an action at law or a suit in equity.

(vi)          Attached hereto as Exhibit B is a true, correct and complete organizational chart of the Borrower, after giving effect to the consummation of the Transaction.

(vii)         The consummation of the Transaction and the matters contemplated thereby and the performance by any applicable Person of any of such Person’s obligations thereunder which in any way relate to or affect the Borrower (a) will not, to the knowledge of the Borrower, contravene any applicable material provisions of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality applicable to the Borrower, and (b) unless any necessary consents or approvals have been obtained and copies thereof furnished to the Credit Agent, will not, to the knowledge of the Borrower, conflict with or result in any breach of, any of the terms, covenants, conditions, or provisions of, or constitute a default under, any material agreement to which the Borrower is a party or by which the Borrower or any of the Borrower’s assets is subject.

(d)        The Borrower shall promptly pay upon receipt of an invoice or statement therefor the reasonable attorneys’ fees and expenses and disbursements incurred by the Credit Agent in connection with this Amendment and all previous matters relating to the Loan Agreement and the Borrower’s relationship with the Credit Agent and the Lender.

(e)        The Credit Agent is authorized to file appropriate UCC-3 financing statements in any appropriate jurisdiction.

(f)        As soon as practicable following the Effective Date, the Borrower shall provide the Credit Agent with evidence that all insurance required to be maintained by the Borrower pursuant to the applicable provisions of the Loan Agreement remain in effect under the Borrower’s name.

6.             Miscellaneous.

(a)        Except as provided herein, the terms and conditions of the Loan Agreement and the other Loan Documents remain in full force and effect.

(b)        This Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. Signatures transmitted electronically (including by fax or e-mail) shall have the same legal effect as the originals, but each party nevertheless shall deliver original signed counterparts of this Amendment to each other party upon request of another party.

(c)        This Amendment expresses the entire understanding of the parties with respect to the transactions contemplated hereby. No prior negotiations or discussions shall limit, modify, or otherwise affect the provisions hereof.

(d)        This Amendment shall be governed in accordance with the internal laws of the State of New York (without regard to conflict of laws principles which would result in the application of the law of another jurisdiction) as an instrument under seal.

[Remainder of Page Intentionally Left Bank]

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the date first set forth above.

ACRE CAPITAL LLC

By:	ACRE Capital Holdings LLC, its
Manager

By:	/s/ Timothy B. Smith
Name: Timothy B. Smith
Title: Vice President

BANK OF AMERICA, N.A.,
as Credit Agent

By:	/s/ Seamus O’Mahoney
Name: Seamus O’Mahoney
Title: SVP

BANK OF AMERICA, N.A.,
as Lender

By:	/s/ Seamus O’Mahoney
Name: Seamus O’Mahoney
Title: SVP

Sixth Amendment Signature Page